UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

UNION BRIDGE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Nevada	32-0440076
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Rm. 1205, 12/F, Harcourt House, 39 Gloucester Road, Wanchai, Hong Kong
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-201851

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share (the “Common Stock”), of Union Bridge Holdings Limited, a Nevada corporation (the “Registrant”), to be registered hereunder is set forth under the caption “Description of Securities” in the prospectus included in the Registrant’s registration statement on Form S-1/A (Amendment No. 3) (Registration Statement No. 333-201851) declared effective by the Securities and Exchange Commission (the “Commission”) on July 6, 2015, as subsequently amended, including any amendment or report updating such description, and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit	Description

3.1	Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement (SEC File No. 333-201851) on Form S-1 filed with the SEC on February 4, 2015).

3.2	Bylaws (Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement (SEC File No. 333-201851) on Form S-1 filed with the SEC on February 4, 2015).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNION BRIDGE HOLDINGS LIMITED

Date: December 28, 2016	By:	/s/ Moana Ho
	Name:	Moana Ho
	Title:	Chief Executive Officer

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